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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) March 7, 2003

Tetra Tech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19566	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107 (Address of principal executive offices) (Zip Code)

(626) 351-4664 Registrant's telephone number, including area code

Not applicable (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

        (a)  On March 7, 2003, the Registrant's wholly-owned subsidiary, Tetra Tech FW, Inc. ("TtFW"), a Delaware corporation, completed the acquisition of substantially all of the assets (the "Assets") of (i) Foster Wheeler Environmental Corporation ("FWENC"), a Texas corporation and indirect wholly-owned subsidiary of Foster Wheeler Ltd. ("FW Ltd."), a Bermuda corporation; and (ii) Hartman Consulting Corporation ("Hartman"), a Delaware corporation and a direct wholly-owned subsidiary of FWENC. The Assets were used by FWENC and Hartman (collectively, the "Sellers") in connection with their business of providing environmental consulting, engineering and remediation services to the U.S. Department of Defense, the U.S. Department of Energy and other government and private sector clients, which services include, without limitation, consulting services, natural resources assessment, restoration and sustainable development, site selection, permitting and licensing, engineering, design, financial, construction, startup, and operation and maintenance of remediation and other environmental facilities (the "Business").

        The Assets were acquired pursuant to the terms of an Asset Purchase Agreement dated as of February 17, 2003, as amended as of March 7, 2003 (collectively, the "Agreement"), among the Registrant, TtFW, the Sellers, FW Ltd., Foster Wheeler, LLC ("FW LLC"), a Delaware limited liability company and an indirect wholly-owned subsidiary of FW Ltd., and Foster Wheeler USA Corporation ("FW USA"), a Delaware corporation and an indirect wholly-owned subsidiary of FW Ltd.

        In connection with the acquisition of the Assets, TtFW paid FWENC cash in the aggregate amount of $72,072,000 on the closing date. The purchase price is subject to adjustment as set forth in Section 2.6 of the Agreement.

        In determining the consideration to be paid for the Assets, the Registrant investigated the Business and determined an approximate aggregate value of the Business to the Registrant based on investment factors including the book value of the Assets, an appropriate multiple of the Business' current and future earnings, the Business' backlog and current contracts, the Business' revenues, the reputation of the Sellers in the fields in which the Business operated, and the compatibility of the Business' geographic scope and technical capabilities with those of the Registrant. A final determination of such value was arrived at by means of arm's length bargaining among the parties to the Agreement.

        There was no material relationship between any of the Sellers, FW Ltd., FW LLC or FW USA (including their respective officers, directors and stockholders) and Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such officer or director.

        In order to fund a portion of the purchase price for the Assets, the Registrant drew on its revolving credit facility pursuant to the terms of its Credit Agreement dated as of March 17, 2000, as amended, among the Registrant and the financial institutions named therein.

        (b)  At the time of the closing under the Agreement, the Assets were being used by the Sellers exclusively in connection with the Business. The Registrant intends to have TtFW continue to engage in the Business.

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of business acquired.

        As of the date hereof, it is impractical for the Registrant to provide the required audited financial statements for the acquired business. The Registrant will file the required audited financial statements for the acquired business under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this initial report is required to be filed.

        (b)  Pro forma financial information.

        As of the date hereof, it is impractical for the Registrant to provide the required pro forma financial information. Registrant will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this initial report is required to be filed.

        (c)  Exhibits.

  2.1*
  Asset Purchase Agreement dated as of February 17, 2003 by and among Tetra Tech, Inc., Tetra Tech FW, Inc., Foster Wheeler, Ltd., Foster Wheeler, LLC, Foster Wheeler USA Corporation, Foster Wheeler Environmental Corporation and Hartman Consulting Corporation.

  2.2
  Amendment to Asset Purchase Agreement dated as of March 7, 2003 by and among Tetra Tech, Inc., Tetra Tech FW, Inc., Foster Wheeler, Ltd., Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Environmental Corporation and Hartman Consulting Corporation.

*
Pursuant to Item 601(b)(2) of Regulation S-K, the Registration agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: March 20, 2003

TETRA TECH, INC.
By:	/s/ DAVID W. KING David W. King Chief Financial Officer

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FORM 8-K
SIGNATURES